Exhibit 23.3

Consent of Independent registered accounting firm

We consent to the use in this Registration Statement on Form S-8 of Arteris, Inc. of our report dated June 11, 2021, with respect to the financial statements of Magillem Design Services SA incorporated by reference herein.

/s/ Mazars

Mazars

Courbevoie, October 29, 2021